                                                              Exhibit (a)2.a

                                Articles Supplementary
                                         for
                               SM&R Capital Funds, Inc.
                              (dated February 23, 1998)
                            Increase in Authorized Shares


     Pursuant to the provisions of Section 2-208.1 of the Maryland General Corporation Law, SM&R Capital Funds, Inc. (the "Corporation") adopts the following Articles Supplementary

                                     ARTICLE ONE

     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                     ARTICLE TWO

     At a special meeting of the Board of the Directors of the Corporation held on October 27, 1997, the Board authorized the reclassification of seventeen million (17,000,000) shares of the Corporation's $0.01 par value common stock previously designated as the "Government Income Fund Series" into the "Primary Fund Series" and the reclassification of nineteen million (19,000,000) shares of the Corporation's $0.01 par value common stock previously designated as the "Tax Free Fund Series" into the "Primary Fund Series." Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of the Primary Fund Series shares as described in the Corporation's Articles of Incorporation.

                                    ARTICLE THREE

     Prior to the adoption of these Articles Supplementary, the Corporation had two hundred million (200,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock was two million dollars ($2,000,000.00).

                                     ARTICLE FOUR

     The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. At a regular meeting of the Board of Directors of the Corporation held on December 4, 1997, the Board authorized the number of authorized shares to be increased by one billion eight hundred million (1,800,000,000) shares.

                                     ARTICLE FIVE

     Each additional authorized share shall be a share of the Corporation's $0.01 par value common stock and each such share shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption as the other shares of the Corporation's $0.01 par value common stock.

                                     ARTICLE SIX

     Following adoption of these Articles Supplementary, the Corporation has two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock is twenty million dollars ($20,000,000.00).

     Executed and acknowledged, this the 23rd day of February, 1998.



                                        /s/ Michael W. McCroskey
                                        ---------------------------------------
                                        Michael W. McCroskey, President

     I, Teresa E. Axelson, Secretary of SM&R Capital Funds, Inc., hereby acknowledge on behalf of SM&R Capital Funds, Inc. that the foregoing Articles Supplementary are the corporate act of said corporation under the penalties of perjury.

Attested:



/s/ Teresa E. Axelson
----------------------------------
Teresa E. Axelson, Secretary

                                                               Exhibit (a)2.b

                 ARTICLES SUPPLEMENTARY FOR SM&R CAPITAL FUNDS, INC.
                                (dated July 21, 1998)
                               Classification of Shares


     Pursuant to the provisions of Section 2-208.1 of the Maryland General Corporation Law, SM&R Capital Funds, Inc. (the "Corporation") adopts the following Articles Supplementary:

                                     ARTICLE ONE

     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                     ARTICLE TWO

     Prior to the adoption of these Articles Supplementary, the Corporation had two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock was twenty million dollars ($20,000,000).

                                    ARTICLE THREE

     Following adoption of these Articles Supplementary, the Corporation has two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock is twenty million dollars ($20,000,000.00).

                                     ARTICLE FOUR

     Prior to the adoption of these Articles Supplementary, the Corporation had the following three single-class series of shares: American National Government Income Fund Series, comprised of thirteen million (13,000,000) shares of $0.01 par value stock with an aggregate par value of one hundred thirty thousand dollars ($130,000); American National Tax Free Fund Series, comprised of eleven million (11,000,000) shares of $0.01 par value stock with an aggregate par value of one hundred ten thousand dollars ($110,000); and American National Primary Fund Series, comprised of one hundred seventy-six million (176,000,000) shares of $0.01 par value stock with an aggregate par value of one million seven hundred sixty thousand dollars ($1,760,000).

                                     ARTICLE FIVE

     At a meeting of the Board of Directors of the Corporation held on December 4, 1997, in accordance with Section 2-105(c) of the Maryland General Corporation Law and Article V of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation passed a resolution designating shares of the Corporation's authorized but unissued and unclassified $0.01 par value common stock as follows: ten million (10,000,000) shares as shares of the American National Government Income Fund Series; ten million (10,000,000) shares as shares of the American National Tax Free Fund Series; and one billion (1,000,000,000) shares as shares of the American National Primary Fund Series. All such shares shall continue to have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporation's Articles of Incorporation.

                                     ARTICLE SIX

     Following adoption of these Articles Supplementary, the Corporation has the following three single-class series of shares; American National Government Income Fund Series, comprised of twenty-three million

(23,000,000) shares of $0.01 par value stock with an aggregate par value of two hundred thirty thousand dollars ($230,000); American National Tax Free Fund Series, comprised of twenty-one million (21,000,000) shares of $0.01 par value stock with an aggregate par value of two hundred ten thousand dollars ($210,000); and American National Primary Fund Series, comprised of one billion one hundred seventy-six million (1,176,000,000) shares of $0.01 par value stock with an aggregate par value of eleven million seven hundred sixty thousand dollars ($11,760,000).

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 21st day of July, 1998.

ATTEST:                                SM&R CAPITAL FUNDS, INC.


/s/ Teresa E. Axelson                  By: /s/ Michael W. McCroskey
---------------------------------         --------------------------------------
Teresa E. Axelson, Secretary              Michael W. McCroskey, President  (TEA)
---------------------------------         --------------------------------------


     THE UNDERSIGNED, President of SM&R Capital Funds, Inc., who executed on behalf of said corporation, the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                          /s/ Michael W. McCroskey
                                          --------------------------------------
                                          Michael W. McCroskey, President  (TEA)
                                          --------------------------------------

                                                              Exhibit (a)2.c

                 ARTICLES SUPPLEMENTARY FOR SM&R CAPITAL FUNDS, INC.
                                (filed August 6, 1998)
                            Increase in Authorized Shares,
                            Designation of New Series, and
                               Classification of Shares


     Pursuant to the provisions of Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, SM&R Capital Funds, Inc. (the "Corporation") adopts the following Articles Supplementary:

                                     ARTICLE ONE

     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                     ARTICLE TWO

     Prior to the adoption of these Articles Supplementary, the Corporation had two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock was twenty million dollars ($20,000,000).

                                    ARTICLE THREE

     The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) and Section 2-208.1 of the Maryland General Corporation Law. At a meeting of the Board of Directors of the Corporation held on May 29, 1998, the Board authorized the number of authorized shares to be increased by four billion (4,000,000,000) shares.

                                     ARTICLE FOUR

     Each additional authorized share shall be a share of the Corporation's $0.01 par value common stock and each such share shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption as the other shares of the Corporation's $0.01 par value common stock.

                                     ARTICLE FIVE

     Following adoption of these Articles Supplementary, the Corporation has six billion (6,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock is sixty million dollars ($60,000,000.00).

                                     ARTICLE SIX

     Prior to the adoption of these Articles Supplementary, the Corporation had the following three single-class series of shares: American National Government Income Fund Series-Class T, comprised of twenty-three million (23,000,000) shares of $0.01 par value stock with an aggregate par value of two hundred thirty thousand dollars ($230,000); American National Tax Free Fund Series-Class T, comprised of twenty-one million (21,000,000) shares of $0.01 par value stock with an aggregate par value of two hundred ten thousand dollars ($210,000); and American National Primary Fund Series, comprised of one billion one hundred seventy-six million (1,176,000) shares of $0.01 par value stock with an aggregate par value of eleven million seven hundred sixty thousand dollars ($11,760,000).

                                    ARTICLE SEVEN

     At a meeting of the Board of Directors of the Corporation held on May 29, 1998, in accordance with Section 2-105(c), Section 2-208, Section 2-208.1 of the Maryland General Corporation Law and Article V of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation passed a resolution designating one billion (1,000,000,000) shares of the Corporation's newly authorized $0.01 par value common stock as a new series called the "SM&R Money Market Fund." Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporation's Articles of Incorporation.

                                    ARTICLE EIGHT

     At a meeting of the Board of Directors of the Corporation held on May 29, 1998, in accordance with Section 2-105(c), Section 2-208, and Section 2-208.1 of the Maryland General Corporation Law and Article V of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation passed a resolution classifying five hundred million (500,000,000) shares of the Corporation's newly authorized $0.01 par value common stock as follows:

     American National Government Income Fund Series-Class A     100,000,000 shares
     American National Government Income Fund Series-Class B     100,000,000 shares
     American National Government Income Fund Series-Class C     100,000,000 shares
     American National Government Income Fund Series-Class J     100,000,000 shares
     American National Government Income Fund Series-Class Y     100,000,000 shares

Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporation's Articles of Incorporation.

                                     ARTICLE NINE

     At a meeting of the Board of Directors of the Corporation held on May 29, 1998, in accordance with Section 2-105(c), Section 2-208, and Section 2-208.1 of the Maryland General Corporation Law and Article V of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation passed a resolution classifying five hundred million (500,000,000) shares of the Corporation's newly authorized $0.01 par value common stock as follows:

     American National Tax Free Fund Series-Class A         100,000,000 shares
     American National Tax Free Fund Series-Class B         100,000,000 shares
     American National Tax Free Fund Series-Class C         100,000,000 shares
     American National Tax Free Fund Series-Class J         100,000,000 shares
     American National Tax Free Fund Series-Class Y         100,000,000 shares

Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporation's Articles of Incorporation.



                            [SIGNATURES ON FOLLOWING PAGE]


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

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the ____ day of July, 1998.

ATTEST:                               SM&R CAPITAL FUNDS, INC.


/s/ Teresa E. Axelson                 By: /s/ Michael W. McCroskey
---------------------------------         --------------------------------------
Teresa E. Axelson, Secretary              Michael W. McCroskey, President  (TEA)
---------------------------------         --------------------------------------


     THE UNDERSIGNED, President of SM&R Capital Funds, Inc., who executed on behalf of said corporation, the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                          /s/ Michael W. McCroskey
                                          --------------------------------------
                                          Michael W. McCroskey, President  (TEA)
                                          --------------------------------------


                                       3